Exhibit 10.8

CORESCO AG SERVICES AGREEMENT
 WITH
 PANEX  RESOURCES INC.

Table of Contents

		Page
1	General	2
	The Services	2

2	Term	2
	Term Minimum Term	2 2

3	The Services	2
	Provision of Services Variations	2 2
		2
4	Premises	2
	Customer office area	2

5	Provider not to accept inducements	3
	Inducements	3

6	Payments	3
	Service payments Invoices and payment Payment for variations Payments not wages or salary GST / VAT	3 3 3 3 3

7	Confidentiality	3

 Obligations of confidentiality
 Further permitted use and disclosure
 Exclusions
 Responsibility for Representatives
 Undertakings from Representatives
 Notification of unauthorised use
 Return of Confidential Information
 Obligations to continue after Agreement ends
		3 4 4 4 4 4 4 4

8	Obligations at end of Agreement	4
	Return of property	4

9	Dispute resolution	4
	Meeting to attempt to resolve disputes Performance of obligations	4 4

10	Miscellaneous	5
	Approvals and consent Assignment Entire Agreement Execution of separate Agreements Further acts Governing law and jurisdiction Rights cumulative Severability Waiver	5 5 5 5 5 5 5 5 5

11	Definitions and interpretation	6
	Definitions Interpretation Schedule 1 Deliverables	6 6 6 6

	Execution and date

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CORESCO AG SERVICES AGREEMENT
 WITH
 PANEX  RESOURCES INC.

Parties

Panex Resources Inc. (Customer) and Coresco AG (Provider).

1	General

The Services

1.1	This Agreement sets out the terms and conditions on which the Provider will render the Services to the Customer as set out in Schedule 1.

2	Term

Term

2.1	This Agreement starts on the Effective Date and will remain in force for the Term, unless terminated earlier or extended in accordance with this Agreement.

Minimum Term

2.2	This Agreement has a period commencing on the Effective Date and ending 31 December 2015.

2.3	The Provider may not terminate this Agreement prior 31 December 2012 unless Force Majeure events, including personal incapacity, prevent rendering of Services under this Agreement.

2.4	The Customer may not terminate this Agreement prior 31 December 2012 without payment of Services for this period.

2.5
Following the Minimum Term, the Customer may terminate this Agreement by giving 6 months written notice to Provider by way of notice delivered in person and / or to email address ross.doyle@coresco.ch mailto:doyle.stephen@hotmail.com

3	The Services

Provision of Services

3.1
The Provider will render the Services in accordance with this Agreement exercising due care, skill and judgement, in an efficient and professional manner and in accordance with accepted professional and business practices.

Variations

3.2
The Customer may at any time request the Provider alter the Services or request the Provider carry out any work of a character similar to the Services as the Customer may consider reasonably necessary.  These requests must be in writing.  The Provider will seek to comply with any such request, provided the request is reasonably issued and is within the power of the Provider.

4	Premises

Customer office area

4.1	The Customer will allow Provider to occupy a desk at the Customer premises (if required), free of charge.

4.2
The Provider must use the Customer office area in a responsible and reasonable manner and may occupy and use the area in a manner consistent with its current occupation and use.  The Provider must ensure that the Provider’s employees do not enter unauthorised areas.

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5	Provider not to accept inducements

Inducements

5.1	The Provider will not in any circumstances, either directly or indirectly, receive or accept any payment or other benefit in money or in kind from any person;

5.1.1	as an inducement or reward for any act in connection with any matter or business transacted by or on behalf of the Customer; or

5.1.2	in any other matter or business transaction with a Customer Company;

5.1.3	except with the consent of the Customer.

6	Payments

Service payments

6.1	The Customer will pay the Provider for rendering the Services. The Customer will make all payments to the Provider in accordance with the rates set out in Schedule 2.

Invoices and payment

6.2	The Provider must submit monthly invoices to the Customer. The Customer will pay all correctly rendered invoices within 15 days or receipt of invoice.

Payment for variations

6.3
If the Customer requests the Provider in writing to alter or vary the Services, and the Provider has agreed to render those services, the amount payable by the Customer to the Provider for any variation carried out in accordance with such direction, will be as agreed by the parties.

Payments not wages or salary

6.4	Payments made by the Customer to the Provider are not wages or salary. The Provider acknowledges that:

6.4.1	it is responsible for the payment of all income, profit and salary tax payable in respect of the payments received by it;

6.4.2
it must pay its employees and must make any taxation or other deductions required by law, and it is responsible for paying superannuation, sickness and leave benefits, payroll tax and workers’ compensation cover in respect of its employees.

GST / VAT

6.5
A party must pay GST / VAT on a Taxable Supply made to it under this Agreement, in addition to any consideration (excluding GST / VAT) that is payable for that Taxable Supply.  It must do so at the same time and in the same way as it is required to pay the consideration for the Taxable Supply.

6.6	A party making a Taxable Supply to another party under this Agreement must issue a Tax Invoice to the other party, setting out the amount of the GST / VAT payable by that other party.

7	Confidentiality

Obligations of confidentiality

7.1	Where a party (Recipient) receives Confidential Information from the other party (Disclosing Party) under this Agreement or otherwise in connection with the Services, the Recipient must:

7.1.1	keep the Confidential Information confidential;

7.1.2	not use, disclose or reproduce the Confidential Information for any purpose other than the purposes of this Agreement;

7.1.3	not, without Disclosing Party's written consent, disclose Confidential Information to any person other than its employees, who need the information for the purposes of this Agreement; and

7.1.4	establish and maintain effective security measures to safeguard the Confidential Information from unauthorised access, use, copying or disclosure.

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Further permitted use and disclosure

7.2	Notwithstanding clause 7.1, the Recipient may use or disclose Confidential Information to the extent necessary to:

7.2.1	comply with any law, binding directive of a regulator or a court order;

7.2.2	comply with the listing rules of any stock exchange on which its securities are listed; or

7.2.3	obtain professional advice in relation to matters arising under or in connection with this Agreement.

Exclusions

7.3	Clause 7.1 does not apply to Confidential Information:

7.3.1	which is in or becomes part of the public domain, otherwise than through breach of an obligation of confidence;

7.3.2	which the Recipient acquires from a third party where that third party was entitled to disclose it.

Responsibility for Representatives

7.4	The Recipient must ensure that its employees do not do, or omit to do anything, which if done or omitted to be done by the Recipient, would breach this clause.

Undertakings from Representatives

7.5
The Disclosing Party may at any time require any employees of the Recipient engaged in the performance of obligations under this Agreement to give written undertakings in a form prepared by the Disclosing Party relating to the non-disclosure of the Confidential Information and the Recipient must promptly arrange for all such undertakings to be given.

Notification of unauthorised use

7.6	The Recipient must immediately notify the Disclosing Party of any potential, suspected or actual unauthorised use, copying or disclosure of the Confidential Information.

Return of Confidential Information

7.7
The Recipient must immediately on demand, or on completion or termination of this Agreement, return to the Disclosing Party any documents in its possession, power or control containing Confidential Information.  Subject to clause 7.2, the Recipient must not retain copies of any Confidential Information in any form.

Obligations to continue after Agreement ends

7.8	All obligations of confidence set out in this Agreement continue in full force and effect after the Agreement set out in this Agreement ends.

8	Obligations at end of Agreement

Return of property

8.1
When the Agreement ends, the Provider must immediately return all of the Customers equipment, information, documents, records and other property used by it in the provision of the Services or otherwise in the Customers possession or control.  Provided however that the Provider may retain copies of any documents required for its taxation or accounting records and provided also that the Provider will allow the Customer access to any original document as the Customer may require from time to time to satisfy any enquiry from the taxation authorities, government or listed agency.

9	Dispute resolution

Meeting to attempt to resolve disputes

9.1
If a dispute arises under this Agreement, either party may at any time give written notice to the other requesting that a meeting take place to seek to resolve the dispute.  Representatives of both parties must meet within 3 business days of the notice and endeavour to resolve the dispute.  If such meeting does not take place or if after 3 business days of the meeting the dispute remains unresolved, either party may pursue its rights at law.

Performance of obligations

9.2	During a dispute, each party must continue to perform its obligations under this Agreement.

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10	Miscellaneous

Approvals and consent

10.1
Except where the contrary is stated in this Agreement, a party may give or withhold an approval or consent to be given under this Agreement in that party’s absolute discretion and subject to those conditions determined by the party.  A party is not obliged to give its reasons for giving or withholding consent or for giving consent subject to conditions.  Where this Agreement refers to a matter being to the ‘satisfaction’ of a party, this means to the satisfaction of that party in its absolute discretion.

Assignment

10.2
Except as expressly permitted by this Agreement, a party must not assign any of its rights without the prior written consent of the other parties.  That consent may be given or withheld at a party’s absolute discretion.

Entire Agreement

10.3
This Agreement contains everything the parties have agreed on in relation to the matters it deals with.  No party can rely on an earlier document, or anything said or done by another party, or by a director, officer, agent or employee of that party, before this document was executed, except where permitted by law.

Execution of separate Agreements

10.4
This Agreement is properly executed if each party executes either this Agreement or an identical Agreement.  In the latter case, this Agreement takes effect when the separately executed Agreements are exchanged between the parties.

Further acts

10.5
Each party must promptly execute all Agreements and do all things that another party from time to time reasonably requests to affect, perfect or complete this Agreement and all transactions incidental to it.

Governing law and jurisdiction

10.6
This document is governed by and is to be construed in accordance with the laws of Zug, Switzerland.  Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of this place.

Rights cumulative

10.7	Except when the contrary is stated in this Agreement, the rights of a party under this Agreement are cumulative and are in addition to the other rights of that party.

Severability

10.8
If a clause or part of a clause of this Agreement can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way.  If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this document, but the rest of this document is not affected.

Waiver

10.9
The fact that a party fails to do, or delays in doing, something the party is entitled to do under this Agreement, does not amount to a waiver of any obligation of, or breach of obligation by, another party.  A waiver by a party is only effective if it is in writing.  A written waiver by a party is only effective in relation to the particular obligation or breach in respect of which it is given.  It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

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11	Definitions and interpretation

Definitions

11.1	In this Agreement the following definitions apply:

Confidential Information means any information provided by the Disclosing Party to the Recipient.  It includes:

(a)
all confidential business information, documents, records, reports, technical information, forecasts, operational or financial information, customer and supplier information, trading performance, staff information, organisational and processes information, business plans and information about business opportunities, trade secrets and know-how;

(b)	Discoveries;

(c)	Intellectual Property; and

(d)	the terms and conditions of this Agreement.

It does not include information which is in or becomes part of the public domain, other than through a breach of this Agreement or an obligation of confidence owed to the Disclosing Party; or which the Recipient can prove written documentation was independently acquired or developed without breaching any of the obligations set out in this Agreement.

Discoveries mean all inventions, improvements, innovations, modifications and discoveries which the Provider makes, either alone or in conjunction with others either:

(a)	in the course of the Agreement; using, or not using, the Confidential Information;

(b)	or in connection with any matter relating to the affairs or business of the Customer, whether or not capable of being protected as intellectual property at law.

Effective Date means the 1 December 2011.

Services mean the services to be provided to the Customer under this Agreement in order to provide the Deliverables as set out in Schedule 1.

Term means the period of time determined in accordance with clause 2.

Interpretation

11.2	In the interpretation of this Agreement, the following provisions apply unless the context otherwise requires:

11.2.1	Headings are inserted for convenience only and do not affect the interpretation of this Agreement.

11.2.2	A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Agreement.

11.2.3	An expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or governmental agency.

11.2.4	A word which denotes the singular denotes the plural, a word which denotes the plural denotes the singular, and a reference to any gender denotes the other genders.

11.2.5	References to the word ‘include’ or ‘including’ are to be construed without limitation.

11.2.6	A reference to this Agreement includes the Agreement recorded in this Agreement.

11.2.7	Any schedules and attachments form part of this Agreement.

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Schedule 1

Deliverables

Services to be provided under this Agreement are assisting the Customer as requested with:

1.	Corporate Office Services

a.	Receptionist, answering service and administration

b.	Web site maintenance, support, announcements and investor relations

c.	Fully serviced office available for Board of Director, Investor and Executive meetings

d.
Corporate office establishment includes a initial and ongoing review of internal systems and document management, and focuses on set up of new procedures and systems, development of compliance check lists and the execution of a transitional plan to ensure a well governed and managed organisation from day 1

2.	Corporate Administration Services

a.	Banking infrastructure setup, treasury management and ongoing execution with global banking partners including compliance with international money laundering and embargos

b.	Treasury, banking and payment transactional document management and execution

c.
Bookkeeping activities such as attending to the payment of creditors, including a review of authorizations and transactions, preparation and distribution of invoices, banking and processing of debtor and other receipts, reconciliation of the bank, debtors, creditors and payroll clearing accounts, correspondence with other entities regarding various bookkeeping issues, including inter-company and parent loan account reconciliations and quarterly reconciliation of foreign exchange differences.  Files are maintained in a consistent, orderly and transparent manner with secure document storage and data recovery systems.

d.
Accounting activities such as coordinating the information flow to prepare financial information required to meet statutory obligations and board reporting requirements, quarterly reconciliation of all balance sheet balances and key profit and loss data, preparation of quarterly financial statements, including balance sheet, profit and loss, cash flows and other information as required, meeting the parent entity reporting deadlines and reporting in a format that is conducive to simplifying the consolidation of the quarterly data and preparation of consolidated reports and any liaison with subsidiaries required for this.

e.	Additional banking services organised such as capital pooling and short term money management

3.	Corporate CFO Services

a.	Quarterly and Annual reporting requirements including management of Annual audited financial accounts and auditor management

b.	Collaboration and management with auditors to satisfy continuous disclosure requirements

c.	Ensure and manage compliance with various regulatory authorities including taxation and duties

d.
Strict corporate governance management and internal controls that are designed for safeguarding assets against unauthorised use or disposition; for maintaining proper accounting records; and for the reliability of financial information used within the business or for publication.

e.	Company Secretarial services that maintain legally required minutes, resolutions and records; AGM and Investor management

f.
Communication with Shareholders is given high priority.  Extensive information about activities will be provided in Annual Report and Accounts and Interim Reports and we engage in and manage regular dialogue with institutional investors and enquiries from individuals on matters relating to their shareholdings in an informative and timely manner.

g.	CEO, CFO and Company Secretary experience from minor exploration projects to $100B turnover businesses

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4.	Corporate Finance (on a as-requested and quoted basis)

a.
Project finance and management including budgeting, forecasting, cost estimates and management of exploration programs, for regional and local scale programs covering a wide range of commodities and sizes.  Experience with small exploration budgets to billion dollar projects

b.	Capital raisings and communication with transfer agent as needed

c.	Road shows and marketing

d.	M&A, Due diligence and legal counsel and representation

e.	Initial Website development and company branding and media strategy establishment

f.	Management of joint venture and shareholding issue

g.	Pre and post listing project services on most exchanges

  Schedule 2

Monthly rate to be paid monthly in advance (EXCLUDING GST / VAT)
Corporate Office Corporate Administration and CFO Services	3,000 CHF 7,000 CHF
Travel, accommodation, incidentals’ and third party costs to be charged at cost incurred	At cost
Corporate Finance as requested	Quoted basis
Total	10,000 CHF plus costs

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Execution and date

Executed as an Agreement dated 14 March 2012.

Executed by CUSTOMER by authorised signatories:
. . . . /s/ Klaus Eckhof. . . . . . . . . . . . . . . . . . . . . . . . . . . Signature of authorised signatory	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Signature of authorised signatory
Klaus Eckhof	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Name

Executed by CORESCO AG
. . . . /s/ Ross Doyle . . . . . . . . . . . . . . . . . . . . . . . . . . . . Signature of director	. . . . /s/ Mark Gusson. . . . . . . . . . . . . . . . . . . . . . . . . . . . Signature of Witness
Ross Doyle	Mark Gusson

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